Exhibit 99.3

21 October 2009

Important notice: The original document was prepared in Portuguese and this is just a free translation. In case of any difference or divergence between this version and the Portuguese one, the Portuguese version must prevail. Translations are not always precise given complexities of each language. There is no assurance as to the accuracy, exactness and reliability of the content of the
English version of this report.

[GRAPHIC OMITTED]

Valuation Report to the Board of Directors of Gafisa S.A.

Merger of shares with Construtora Tenda S.A.

R   ROTHSCHILD

Disclaimer
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Important notices

In connection with the announced transaction between Gafisa S.A. ("Gafisa") and its 60% owned subsidiary Construtora Tenda S.A. ("Tenda", together with Gafisa, "Companies") ("Transaction"), as disclosed in the material fact dated 21 October 2009 ("Material Fact"), we were requested by Gafisa to prepare a valuation of the exchange ratio between shares of Tenda and Gafisa in the proposed merger of shares of Tenda into Gafisa ("Valuation").

The Transaction encompasses the merger of all outstanding shares of Tenda into Gafisa ("Merger of
Tenda's Shares"). Gafisa's shares received by Tenda's shareholders will be traded on BM&FBOVESPA's
Novo Mercado segment.

According to the Material Fact, Gafisa's management believes that an adequate exchange ratio should range between 0.188 and 0.200 shares of Gafisa per one share of Tenda. This interval corresponds to the high and low average ratios between the closing share prices of Tenda and Gafisa in each of the various periods comprised between (a) the date of release of the Material Fact and the 30th day preceding the date of the Material Fact and (b) the date of release of the Material Fact and the
180th day preceding the date of the Material Fact.

In order to prepare our valuation, as instructed by Gafisa, we based our analysis exclusively in information publicly available as of the date of the Valuation. Therefore, we, among other things,
(i) reviewed certain financial and commercial information publicly available regarding the
Transaction; (ii) reviewed certain audited financial statements, publicly available, of Gafisa,
Tenda and other comparable companies in the real estate sector operating in Brazil ("Sector
Companies"); (iii) analyzed the share price of Companies in the market; and (iv) analyzed comparable valuation metrics of the Companies and the Sector Companies.

For purposes of preparing our Valuation, we did not undertake to perform an independent verification of any financial, legal, commercial or other information used, reviewed or considered by us for this work, and we assumed and trusted, with Gafisa's consent and without any independent investigations, the accuracy, content, truthfulness, consistency, completeness, sufficiency and integrality of the financial, accounting, legal and tax information available in public domain analyzed by us. In this sense, we based our valuation on such information, considering such information exact and complete in all its material aspects. We have also assumed that, according to Gafisa's statement, no relevant changes have occurred since the base date of this Valuation in connection with the assets, financial condition, result of the transactions, business or perspectives of the Companies and in this extent no material adverse effects have occurred with respect to Gafisa's business, financial and assets.
We did not and will not assume herein any responsibility for the independent verification of said information or for conducting an independent verification or appraisal of any of the assets or liabilities (contingent or otherwise) of the Companies. As a result, we do not assume any responsibility related to the accuracy, truthfulness, integrality, consistency and sufficiency of the information which we based the Valuation upon. Moreover, we have not undertaken to conduct, and did not in fact conduct, any physical inspection of the properties, assets or premises of the
Companies.

GAFISA   1                                                                               ROTHSCHILD

Disclaimer
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Important notices (cont'd)

The Valuation is based on the market, economic, monetary and other effective conditions existing as of the date of the Material Fact and on other public available information up to date, so that it is valid exclusively on this date, since future events and other developments may affect it. Therefore, although facts and events following the date Material Fact may affect this Valuation, we do not undertake to update, review or revoke it in view of any later developments or for any other reason.
Neither Rothschild, nor any of its affiliates and representatives, undertake any responsibility or liability regarding these analysis. In addition, the results specified in the Valuation do not represent any opinion with respect to the value in which the shares of the Companies should trade.

With respect to the preparation of the Valuation, Gafisa and its Board of Directors have not authorized us to solicit, nor have we solicited, any indication of interest from third parties to acquire, in whole or in part, the shares of any of the Companies. Accordingly, the results contained in the Valuation do not necessarily correspond to, and should not be construed as representative of, the prices at which the Companies could be sold to a third party on the date hereof or in the future.

The preparation process of a financial analysis is a complex process involving several definitions of the most appropriate and relevant methods for its performance and the application of such methods to particular circumstances, and therefore, a financial analysis, should not be the subject matter of a partial analysis. Accordingly, Rothschild did not attribute any subjective value to any particular factor considered by it. To arrive at the conclusions presented in the Valuation, we followed a qualitative line of reasoning for the analyses and factors taken into consideration. Our final conclusion was based on the results of the complete analysis performed and evaluated as a whole, and this conclusion was not based solely on or related to any specific factors or methods involved in our analysis. We feel that our analysis should be considered in its entirety and therefore if parts of this analysis and specific factors are selected without considering the full context of the analysis and its conclusions, this can result in an incomplete understanding of the processes used to reach said conclusions. The results presented herein refer solely to the
Transaction and do not extend to any other present or future matters or transactions regarding the
Companies, the economic group to which they belong to or the sector in which they operate.

Rothschild and its affiliates are constantly involved in rendering of financial analysis with respect to companies and their securities in connection with mergers and acquisitions, negotiated subscriptions, public biddings, secondary distributions of bonds, whether or not listed on stock exchanges, placement of private bonds and other transactions, as well as with other transactions involving estate and corporate matters. We have been engaged by Gafisa and will receive a fee upon delivery of this Valuation regardless of the successful conclusion or not of the Transaction. In addition, Gafisa has undertaken to reimburse for our out-of-pocket expenses as well as to indemnify us due to certain obligations which may arise in connection with our engagement. Moreover, we

GAFISA   2                                                                               ROTHSCHILD

Disclaimer
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Important notices (cont'd)

have not been requested and we have not rendered any advice regarding the structure, the price negotiation nor any other aspects of the Transaction, neither have we rendered other services apart from the delivery of this Valuation.

We confirm that we have no interest, whether direct or indirect, in the Companies or in the
Transaction, and to the best of our knowledge there are no other relevant circumstance that can typify a conflict of interest regarding our involvement in the Transaction. No further direction, limitation or difficulty was imposed on us by the controlling shareholders of the Companies or their officers, nor were any other acts performed by them, which could in any way have affected the access, use or knowledge on our part of any information, assets, documents or work methodologies that are relevant for the quality of the conclusions we have expressed in this document.

You will also note that we are not an accounting firm and we did not render accounting or auditing services in connection with this Transaction, though we have used in our methodology some accounting analysis and principles. In arriving at the Valuation, we did not take into account nor did we evaluate (i) the tax effects arising from the Transaction; (ii) the impact of any commissions or expenses which may result from closing of the Transaction; (iii) the impact of potential synergies resulting from the Transaction; and (iv) the impact of eventual contingencies or losses of any kind of Gafisa or Tenda, which were not available in the public domain by the date of release of the
Valuation; (v) the terms of the merger of shares of Tenda. Furthermore, the financial calculations contained in the Valuation may not always result in a precise sum due to rounding.

We did not analyze the Transaction from a legal or any other standpoint and, therefore, we are not responsible (either by force of an agreement, civil liability provisions or otherwise) for such analysis.

The presentation of this Valuation is for the exclusive use of the Board of Directors of Gafisa in considering the Transaction, as detailed above, and shall not be used for any other purposes, including but not limited to capital formation, nor shall it grant any rights or remedies to the
Boards of Directors of the Companies or to any other shareholder, securities holder or creditor of the Companies. This document is not nor shall it be used as a recommendation to, as an opinion for, or as an advice to the shareholders of Gafisa or Tenda in relation to the Transaction. All shareholders shall conduct their own analysis of the Transaction, and such analysis shall be based on their own financial, tax and legal advisors.

The Valuation is exclusively addressed to Gafisa and does not evaluate the underlying business decision by Gafisa to engage in the Transaction and does not constitute a recommendation to any of
Gafisa and/or the holders of the respective Gafisa shares (including, but not limited to, as to how any such holder shall exercise its rights to vote or any other rights with respect thereto).

We reserve the right to refuse any solicitation for presenting the Valuation to third persons other than Gafisa's officers and members of Board of Directors.

GAFISA   3                                                                               ROTHSCHILD

Contents
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Sections
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       1     Introduction                                                                        5
             --------------------------------------------------------------------------------------
       2     Valuation methodology                                                               8
             --------------------------------------------------------------------------------------
       3     Exchange ratio at market prices                                                    13
             --------------------------------------------------------------------------------------
       4     Trading multiples analysis                                                         16

Appendices
             --------------------------------------------------------------------------------------
       A     Backup materials                                                                   19

GAFISA   4                                                                               ROTHSCHILD

1. Introduction
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1.1 Initial considerations

o    On October 21, 2009, the management of Gafisa S.A. ("Gafisa") announced its intention to present to its shareholders, until the end of the current year, a proposal for the merger, into
     Gafisa, of all of the shares of its subsidiary Construtora Tenda S.A. ("Tenda") currently outstanding ("Merger").

o    According to Gafisa's management, an adequate exchange ratio should be between 0.188 and 0.200 shares of Gafisa per one share of Tenda ("Exchange Ratio").

-    These amounts correspond to the high and low average ratios between the closing shares price of
     Tenda and Gafisa in each of the various periods comprised between (a) the date of release of the Material Fact and the 30th day preceding the date of the Material Fact and (b) the date of release of the Material Fact and the 180th day preceding the date of the Material Fact.

0    N M Rothschild & Sons (Brasil) Ltda. ("Rothschild") was requested by Gafisa to prepare a valuation, based exclusively on information publicly available, of the exchange ratio between the shares of Tenda and Gafisa in connection with the proposed merger of Tenda's shares into
     Gafisa ("Valuation")

GAFISA   5                                                                               ROTHSCHILD

1. Introduction
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1.2 Transaction overview

[GRAPHIC OMITTED]

Current structure       Merger of Tenda's shares into Gafisa           Final structure
      Gafisa                          Gafisa                        Gafisa         Tenda minority
   shareholders                    shareholders                  shareholders       shareholders
  [GRAPHIC OMITTED]

                   Minority                         Minority
                 shareholders                     shareholders
                                                                              100%
     60%               40%             60%             40%

o    Gafisa currently owns 60% of Tenda's total and voting capital

o    The remaining shares of Tenda are outstanding in the market

o    All shares of Tenda outstanding are merged into Gafisa

o    According to the Material Fact, the exchange ratio could range between 0.188 and 0.200

o    After the Merger, Gafisa will own 100% of shares of Tenda

o    New shares issued by Gafisa to Tenda's shareholders will be identical to the ones owned by
     Gafisa's current shareholders

GAFISA   6                                                                               ROTHSCHILD

1. Introduction

1.3 Summary valuation based on publicly available information

Exchange ratio between Tenda and Gafisa shares[1,2,3]


Announced exchange ratio range
0.188 – 0.200
Trading price Average
0.188
30 trading days
0.202
1 trading days
Trading price Weighted average
0.189
45 trading days
0.210
120 trading days
Multiples based on Net Asset Value 4
0.198
30 trading days
0.212
120 trading days
Multiples based on Adjusted BV 4
0.212
30 trading days
0.226
120 trading days
Multiples based on Book Value 4
0.242
30 trading days
0.259
120 trading days
0.100 0.120 0.140 0.160 0.180 0.200 0.220 0.240 0.260 0.280 0.300

Notes

1 Exchange ratio of the share swap between Tenda and Gafisa was calculated by the division of Tenda's value per share per Gafisa's value per share, considering to both their respective number of shares fully diluted and net of treasury shares as presented in the appendix

2 All the metrics consider the average share price each trading day up to October 21, 2009

3 Ranges presented consider exchange ratio max and min to each valuation metric selected between observations in the periods of 1, 5, 15, 30, 45, 60, 90 or 120 trading days

4 Sensitivity of the analysis per multiples considering different periods mentioned above

Gafisa 7 ROTHSCHILD

2. Valuation methodology
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2.1 Summary of valuation methodologies based on publicly available information

Stock price performance

Methodology

o    Analyze the historical stock prices of Gafisa and Tenda

o    Calculate the market value of Gafisa and Tenda based on the observed average stock prices in different periods

o    Calculate the exchange ratio between Gafisa and Tenda's stock

Conclusions

o    Represents a good parameterof the exchange ratio between the two companies

-    Future market expectations already built in the stocks' current price

-    Both stocks are liquid and Gafisa has diluted ownership as per CVM's criteria of diluted ownership and liquidity

Real estate sector multiples

o    Identify listed companies on Gafisa and Tenda's market segment with relevant size and liquidity
     Calculate the market multiples based on publicly available information

o    Evaluate the consistent multiples for Gafisa and Tenda's market value calculations

o    Calculate the exchange ratio between Gafisa and Tenda's stock through these multiples

o    The market multiples analysis has some downsides:

-    Difficulty in identifying comparable multiples among the various companies in the sector

-    Different accounting methods could lead to different multiples values

-    Hard to determine which companies truly are comparable to Gafisa and Tenda

o    However, market multiples provides a good reference to analyze the results achieved through the stock price performance method

                                         [GRAPHIC OMITTED]
                                           Exchange ratio
                                         [GRAPHIC OMITTED]

GAFISA   8                                                                               ROTHSCHILD

2. Valuation methodology

2.2 Considerations about the period of analysis of share prices

1 Analyzing similar transactions we can infer that there is no consensus regarding the ideal period to be used to value a company at market prices

- The period to be used in the valuation is a prerogative, with the appropriate justifications, of the companies' management

2 The table below summarizes some illustrative deals that based the exchange ratio definition on different time periods

Transaction	Announcement date	Selected period
Telesp and TelespPar	11/03/99	60 trading days
Caemi and CVRD	03/15/06	90 days
BMC and Bradesco	08/08/07	15 days
BESC and Banco do Brasil	10/05/07	90 days
Bovespa Holding and Nova Bolsa	04/17/08	30 days
Unibanco and Itaú	11/03/08	45 trading days

Gafisa 9 ROTHSCHILD

2. Valuation methodology
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2.3 Considerations about the trading multiples analysis

Types of multiples

o    Balance sheet indicators

o    Given that this report is based on publicly available information, all the multiples were based on most recent financial statements available at 10/21/09 (i.e. 06/30/09)

Balance sheet multiples analyzed

o    Book value

o    Adjusted book value

-    Adjustments were made to incorporate in the analysis the net value of results to be recognized, which are not currently registered in the balance sheet but are a relevant portion of the business

o    Net asset value ("NAV")

-    Analysis of assets and liabilities that impact cash flow generation, including results to be recognized

 Income statement multiples analyzed

o    We did not include multiples based on income statement figures (e.g.: revenues, EBITDA, net income) since Tenda went through a restructuring during the last twelve months that does not allow for a comparison of the figures with Sector Companies

GAFISA   10                                                                              ROTHSCHILD

2. Valuation methodology
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2.3 Considerations about the trading multiples analysis (cont'd)

   Sum of the parts

Methodology

o    Gafisa and Tenda value calculated based on the value allocated to each segment of the real estate sector

-    Mid/High income

-    Low income

o    Multiple based on the Net Asset Value of the companies ("NAV")

Calculation of the value of Gafisa and Tenda

o    Tenda: multiple of real estate companies focused on low-income segment applied to company's Net
     Asset Value

o    Gafisa: sum of (i) multiple of real estate companies focused on high/mid income segment applied to Gafisa's Net Asset Value excluding the consolidation of Tenda and (ii) 60% of Tenda's value, as calculated above

Multiples of Book Value

o    Comparable multiple calculated dividing (i) the market value of each company by (ii) their book value

o    Two metrics of book value

-    Book value as published by the companies in their latest financial statements

-    Adjusted book value as the Book value plus results to be recognized ("REF")

o    Tenda: multiple of real estate companies focused on low-income segment applied to company's book value

o    Gafisa: use of the multiple of all sample of real estate companies over company's book value, given that its current book value reflects operations in high, mid and low income segments

Multiples based on publicly available information

GAFISA   11                                                                              ROTHSCHILD

2. Valuation methodology
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2.4 Selection methodology of the sample of comparable real estate companies for the purpose of the multiple analysis

The selection of companies in the real estate industry for the multiples valuation was based on 2 main criterias

o    Market value of the companies

o    Market segments in which each company operates

1 Market value of the companies

o    Selection targeted companies with market cap above R$1.0 billion as of 10/21/09

2 Market segments in which each company operates

o    The selection covered only companies that operate in Brazil and are focused on the segments of
     (i) mid/high income and (ii) low income

-    After the merger of Tenda and Fit, Gafisa started to have relevant exposure to both segments.
     Becasuse of that, an analysis of Gafisa's value must consolidate companies of both segments

                                          [GRAPHIC OMITTED]

                                         Selected companies

Low income: MRV (Mkt cap: R$5.9 bn,100% low income); PDG (Mkt cap: R$5.9 bn, 83% low income); Tenda
(Mkt cap: R$2.5 bn,100% low income)

[GRAPHIC OMITTED]

Mid/High income: Cyrela (Mkt cap: R$10.6 bn); Rossi (Mkt cap: R$3.5bn); Brookfield (Mkt cap:
R$3.0bn); Tecnisa (Mkt cap: R$1.5bn) ; Even (Mkt cap: R$1.3bn); EZ Tec (Mkt cap: R$1.1bn)

Notes

1    Market values at 10/21/09, calculated by the daily average price

2    Despite qualifying for selection, Agre was not included in the analysis because it is in the middle of a restructuring process and the merger of Klabin Segall and Abyara

GAFISA   12                                                                              ROTHSCHILD

3. Exchange ratio at market prices
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3.1 Weighted average price of Gafisa's and Tenda's shares

Gafisa price per share since October 22nd, 2008

210                                                     35.00
180                                                     30.00
     [GRAPHIC OMITTED][GRAPHIC OMITTED]
                (Averageprice  R$/share)
150                                                     25.00
120   Weighted average price(2): R$19.31/share          20.00
90                                                      15.00
60                                                      10.00
30                                                       5.00
0                                                        0.00

   out-08  dez-08  fev-09 abr-09  jun-09    ago-09  out-09
         Volume (R$m)  Price  (R$/share)

 Source Economatica

 Notes

1    Considering daily average prices, calculated as the daily trading volume divided by the number of shares traded every day, from 10/22/08 to 10/21/09

2    Daily average prices weighted by the daily traded volume in the period

Tenda price per share since October 22nd, 2008

70                                                       7.00
60                                                       6.00
    [GRAPHIC OMITTED][GRAPHIC OMITTED]
50     Weighted average price(2): R$4.19/share           5.00
40                                                       4.00
30            (Averageprice  R$/share)                   3.00
20                                                       2.00
10                                                       1.00
0                                                        0.00

   out-08  dez-08  fev-09   abr-09   jun-09   ago-09   out-09

               Volume (R$m)      Price (R$/share)

 Source Economatica

 Notes

1    Considering daily average prices, calculated as the daily trading volume divided by the number of shares traded every day, from 10/22/08 to 10/21/09

2    Daily average prices weighted by the daily traded volume in the period

GAFISA   13                                                                              ROTHSCHILD

3. Exchange ratio at market prices
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3.2 Changes in the exchange ratio between Tenda and Gafisa

[GRAPHIC OMITTED][GRAPHIC OMITTED]

  Tenda price per share over Gafisa price per share over the last 12 months

    0.300

    0.250

    0.200

    0.150

    0.100

    0.050

    0.000

Oct-08  Nov-08  Dec-08  Jan-09   Feb-09   Mar-09   Apr-09  May-09  Jun-09   Jul-09  Aug-09   Sep-09
  Moving average 30 days   Moving average 60 days   Moving average 90 days   Daily average price

Source Economatica

Note

1    Considering the moving average of daily average prices, calculated as the daily trading volume divided by the number of shares traded every day, from 10/22/2008 to 10/21/2009, according to the methodology described in the CVM instructions No.361 of 2002 and No.436 of 2006

GAFISA   14                                                                              ROTHSCHILD

3. Exchange ratio at market prices

3.3 Exchange ratios at market prices

Max: 0.202
Mín: 0.188

Implied exchange ratios at market prices – Average

Trading days	Average price of GFSA3 up to 10/21/09 (R$/share)	Average price of TEND3 up to 10/21/09 (R$/share)	Exchange ratio
1	30.63	6.19	0.202
5	30.69	5.81	0.189
15	28.63	5.43	0.190
30	28.30	5.32	0.188
45	27.84	5.25	0.188
60	26.73	5.06	0.189
90	23.68	4.63	0.196
120	22.32	4.38	0.196

Max: 0.210
Mín: 0.189

Implied exchange ratios at market prices – Weighted average[1]

Trading days	Weighted average price of GFSA3 up to 10/21/09 (R$/share)	Weighted average price of TEND3 up to 10/21/09 (R$/share)	Exchange ratio
1	30.63	6.19	0.202
5	30.65	5.83	0.190
15	28.45	5.56	0.195
30	28.25	5.42	0.192
45	27.93	5.28	0.189
60	27.05	5.16	0.191
90	24.29	4.96	0.204
120	22.70	4.76	0.210

Source Economática
Note
1 Weighted by the daily trading volume

Gafisa 15 ROTHSCHILD

4. Trading multiples analysis
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4.1 Trading multiples based on Net Asset Value

SectorTabletitlecompanies

                       Price per          Market   Net Asset
                        share(1)           value    Value(2)
Company                (R$/acao)         (R$m)         (R$m)P/NAV
--------------------            --------------- -------------
Gafisa                     28.30         3,777         2,9791.27x
Mid/High income
Cyrela(3)                  24.49        10,186         4,3662.33x
Rossi(3)                   13.60         3,608         2,6381.37x
Brookfield(3)               7.58         3,224         2,4571.31x
EZTEC                       7.44         1,066         1,0191.05x
Even                        6.79         1,215         1,1831.03x
Tecnisa                     9.80         1,433         1,2591.14x

                                 -------------------------------------
                                 Average                    1.37x
                                 Median                     1.23x
                                 -------------------------------------

Low income
MRV                        34.46         5,605         2,6962.08x
PDG(3)                     14.70         5,426         2,8421.91x
Tenda                       5.32         2,155         1,4821.45x

                                 -------------------------------------
                                 Average                    1.81x
                                 Median                     1.91x
                                 -------------------------------------
                                 -------------------------------------
                                 Total average              1.49x
                                 Total median               1.34x
----------------------------------------------------------------------
 Notes

1    30 trading days average price up to 10/21/2009
2    As of 06/30/2009
3    Adjusted for public offerings after 06/30/2009

[GRAPHIC OMITTED]

CalculationTabletitle of the value of Tenda and Gafisa

Calculation of the value of Tenda

Average P/NAV of low  income real estate companies           1.81x
Tenda Net Asset Value as of 06/30/09 (R$m)(1)               1,482
Tenda value according to valuation based on                 2,688
P/NAV multiple (R$m)

Fully diluted number of Tenda shares (million)(2)            405
Price per share of Tenda according to valuation              6.64
based on P/NAV multiple (R$/share)
Calculation of the value of Gafisa
-----------------------------------------------------
Average P/NAV of middle/high income real estate companies    1.37x
Gafisa Net Asset Value (ex-Tenda) as of 06/30/09 (R$m)(1)   2,089
60% of Tenda value according to valuation based on          1,613
P/NAV multiple (R$m)
Gafisa value according to valuation based on                4,477
P/NAV multiple (R$m)
Fully diluted number of Gafisa shares (million)(2)           133
Price per share of Gafisa according to valuation           33.55
based on P/NAV multiple (R$/share)

Implied exchange ratio according to valuation              0.198
based on P/NAV multiple

Note

1    NAV calculation detailed in appendix

2    Fully diluted number of shares calculation detailed in appendix

GAFISA   16                                                                              ROTHSCHILD

4. Trading multiples analysis

4.2 Trading multiples based on Adjusted Book Value

For Gafisa we applied the average Adjusted Book Value multiple of the entire sample given the difficulty of splitting Gafisa's book value between high/mid and low income operations

Sector companies

Company	Share price[1] (R$/share)	Market value (R$m)	Adjusted Book Value[2] (R$m)	Adj. P/BV
Gafisa	28.30	3,777	2,841	1.33x
Mid/High income				
Cyrela[3]	24.49	10,186	4,845	2.10x
Rossi[3]	13.60	3,608	2,717	1.33x
Brookfield[3]	7.58	3,224	2,717	1.19x
EZTEC	7.44	1,066	1,027	1.04x
Even	6.79	1,215	1,207	1.01x
Tecnisa	9.80	1,433	1,318	1.09x
		Average		**1.29x**
		Median		**1.14x**
Low income				
MRV	34.46	5,605	2,788	2.01x
PDG[3]	14.70	5,426	3,213	1.69x
Tenda	5.32	2,155	1,520	1.42x
		Average		**1.71x**
		Median		**1.69x**
		Total average		**1.42x**
		Total median		**1.33x**

Notes
1 30 trading days average price up to 10/21/2009
2 As of 06/30/2009
3 Adjusted for public offerings after 06/30/2009

Calculation of the value of Tenda and Gafisa

Calculation of the value of Tenda	
Average adjusted P/BV of low income real estate companies	1.71x
Tenda adjusted Book Value as of 06/30/09 (R$m)	1,520
Tenda value according to valuation based on Adjusted P/BV multiple (R$m)	**2,593**
Fully diluted number of Tenda shares (million)[1]	405
Price per share of Tenda according to valuation based on Adjusted P/BV multiple (R$/share)	**6.40**
Calculation of the value of Gafisa	
Total average adjusted P/BV of real estate companies	1.42x
Gafisa adjusted Book Value as of 06/30/09 (R$m)	2,841
Gafisa value according to valuation based on Adjusted P/BV multiple (R$m)	**4,033**
Fully diluted number of Gafisa shares (million)[1]	133
Price per share of Gafisa according to valuation based on Adjusted P/BV multiple (R$/share)	**30.22**
Implied exchange ratio according to valuation based on Adjusted P/BV multiple	**0.212**

Note
1 Fully diluted number of shares calculation detailed in appendix

Gafisa 17 ROTHSCHILD

4. Trading multiples analysis
---------------------------------------------------------------------------------------------------
4.3 Trading multiples based on Book Value

For Gafisa we applied the average Book Value multiple of the entire sample given the difficulty of splitting Gafisa's book value between high/mid and low income operations

[GRAPHIC OMITTED]

  Sector companies

                             Share         Market        Book
                          price(1)          value    Value(2)
Company                 (R$/share)        (R$m)         (R$m)  P/BV
---------------------             -------------- ------------- -------
Gafisa                       28.30        3,777         1,717  2.20x
Mid/High income
Cyrela(3)                    24.49       10,186         3,443  2.96x
Rossi(3)                     13.60        3,608         2,206  1.64x
Brookfield(3)                 7.58        3,224         2,269  1.42x
EZTEC                         7.44        1,066           866  1.23x
Even                          6.79        1,215           823  1.48x
Tecnisa                       9.80        1,433           847  1.69x
                                  ------------------------------------
                                  Average                      1.74x
                                  Median                       1.56x
                                  ------------------------------------
Low income
MRV                          34.46        5,605         2,186  2.56x
PDG(3)                       14.70        5,426         2,592  2.09x
Tenda                         5.32        2,155         1,101  1.96x
                                  ------------------------------------
                                  Average                      2.20x
                                  Median                       2.09x
                                  ------------------------------------
                                  ------------------------------------
                                  Total average                1.92x
                                  Total median                 1.82x
----------------------------------------------------------------------
 Notes
1    30 trading days average price up to 10/21/2009
2    As of 06/30/2009

3        Adjusted for public offerings after 06/30/2009

CalculationTabletitle of the value of Tenda and Gafisa

Calculation of the value of Tenda

Average P/BV of low  income real estate companies                2.20x
Tenda Book Value as of 06/30/09 (R$m)                            1,101
Tenda value according to valuation based on P/BV                 2,428
multiple (R$m)
Fully diluted number of Tenda shares (million)(1)                  405
Price per share of Tenda according to valuation                   5.99
based on P/BV multiple (R$/share)
Calculation of the value of Gafisa
-----------------------------------------------------
Total average of P/BV of real estate companies                   1.92x
Gafisa Book Value as of 06/30/09 (R$m)                           1,717
Gafisa value according to valuation based on P/BV                3,302
multiple (R$m)

Fully diluted number of Gafisa shares (million)(1)                 133
Price per share of Gafisa according to valuation                 24.74
based on P/BV multiple (R$/share)

Implied exchange ratio according to valuation                    0.242
based on P/BV multiple
-----------------------------------------------------------------------
Note
1      Fully diluted number of shares calculation detailed
       in appendix

GAFISA   18                                                                              ROTHSCHILD

A. Backup materials
---------------------------------------------------------------------------------------------------
A.1 Total number of shares considered for each company

 Shares of Gafisa (thousand)
 Total shares issued by Gafisa                    133,633
 (-) Total treasury stocks                          3,125
 (+) Stock option plans dillution effect            2,946
 Total number of shares considered                133,454
 ---------------------------------------------------------
 Source  Gafisa - ITR 06/30/2009 and IAN 2008

Shares of Tenda (thousand)
Total shares issued by Tenda                  400,652
(-) Total treasury stocks                           0
(+) Stock option plans dillution effect         4,403
Total number of shares considered             405,055
------------------------------------------------------
Source  Tenda - ITR 06/30/2009 and IAN 2008

1    Total shares: Total shares issued by each company, according to documentation filed with the
     CVM

2    Treasury stocks: Shares held in treasury by the companies, according to documentation filed with the CVM. These shares are excluded from the calculation of the equity value per share

3    Stock options plans dillution effect: Potential net effect of the conversion in shares of the stock option plans held by the companies, considering the price per share and strike prices of each plan. The net effect of the exercise of the stock options plans in the prices per share are calculated by the difference between the trading price and the average weighted price of each stock option plan, if positive

GAFISA   19                                                                              ROTHSCHILD

A. Backup materials

A.2 Calculation of the NAV of the companies used in the multiple analysis

Gafisa (R$m)	
(+) Receivables	3,024
(+) Revenues to be recognized	3,209
(-) Costs to be recognized	1,968
(+) Land inventory	1,790
(-) Land payment obligations	407
(-) Net debt	1,186
(+) Other balance sheet accounts and taxes adjustments	(1,483)
NAV - Gafisa	**2,979**

Cyrela (R$m)	
(+) Receivables	3,237
(+) Revenues to be recognized	4,332
(-) Costs to be recognized	2,771
(+) Land inventory	2,993
(-) Land payment obligations	370
(-) Net debt	803
(+) Other balance sheet accounts and taxes adjustments	(2,251)
NAV - Cyrela	**4,366**

Rossi (R$m)	
(+) Receivables	1,598
(+) Revenues to be recognized	1,890
(-) Costs to be recognized	1,310
(+) Land inventory	1,038
(-) Land payment obligations	312
(-) Net debt	(66)
(+) Other balance sheet accounts and taxes adjustments	(333)
NAV - Rossi	**2,638**

Tenda (R$m)	
(+) Receivables	896
(+) Revenues to be recognized	1,232
(-) Costs to be recognized	768
(+) Land inventory	493
(-) Land payment obligations	60
(-) Net debt	100
(+) Other balance sheet accounts and taxes adjustments	(211)
NAV - Tenda	**1,482**

PDG Realty (R$m)	
(+) Receivables	1,798
(+) Revenues to be recognized	1,896
(-) Costs to be recognized	1,206
(+) Land inventory	1,082
(-) Land payment obligations	332
(-) Net debt	159
(+) Other balance sheet accounts and taxes adjustments	(237)
NAV - PDG Realty	**2,842**

MRV (R$m)	
(+) Receivables	1,580
(+) Revenues to be recognized	1,422
(-) Costs to be recognized	769
(+) Land inventory	1,127
(-) Land payment obligations	248
(-) Net debt	(2)
(+) Other balance sheet accounts and taxes adjustments	(417)
NAV - MRV	**2,696**

Notes
1 As of 06/30/2009
2 Net debt was adjusted for public offerings after 06/30/09 (Cyrela, Rossi, PDG Realty and Brookfield)

Gafisa
20
ROTHSCHILD

A. Backup materials

A.2 Calculation of the NAV of the companies used in the multiple analysis (cont'd)

Tecnisa (R$m)	
(+) Receivables	660
(+) Revenues to be recognized	1,183
(-) Costs to be recognized	669
(+) Land inventory	646
(-) Land payment obligations	88
(-) Net debt	319
(+) Other balance sheet accounts and taxes adjustments	(154)
NAV - Tecnisa	**1,259**

EZTEC (R$m)	
(+) Receivables	466
(+) Revenues to be recognized	469
(-) Costs to be recognized	291
(+) Land inventory	325
(-) Land payment obligations	8
(-) Net debt	(137)
(+) Other balance sheet accounts and taxes adjustments	(79)
NAV - EZTEC	**1,019**

Brookfield (R$m)	
(+) Receivables	1,492
(+) Revenues to be recognized	1,428
(-) Costs to be recognized	929
(+) Land inventory	2,451
(-) Land payment obligations	565
(-) Net debt	395
(+) Other balance sheet accounts and taxes adjustments	(1,026)
NAV - Brookfield	**2,457**

Even (R$m)	
(+) Receivables	828
(+) Revenues to be recognized	1,233
(-) Costs to be recognized	804
(+) Land inventory	704
(-) Land payment obligations	52
(-) Net debt	501
(+) Other balance sheet accounts and taxes adjustments	(225)
NAV - Even	**1,183**

Notes

1 As of 06/30/2009

2 Net debt was adjusted for public offerings after 06/30/09 (Cyrela, Rossi, PDG Realty and Brookfield)

Gafisa 21 ROTHSCHILD